AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 1998
                                                 Registration No. 333-20121

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                POWERTRADER, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                             98-0163116
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

  Suite 591, 885 Dunsmuir Street
Vancouver, British Columbia                                       V6C 1N5
(Address of Principal Executive Offices)                         (Zip Code)

                                PowerTrader, Inc.
                             1996 Stock Option Plan
                            (Full Title of the Plan)

                               David C. Furlonger
                             Chief Financial Officer
                         Suite 591, 885 Dunsmuir Street
                       Vancouver, British Columbia V6C 1N5
                     (Name and address of agent for service)

                                 (604) 685-1529
                        (Telephone Number, Including Area
                           Code, of Agent For Service)

                        Copies of all correspondence to:
                             Douglas J. Bates, Esq.
                         Gallop, Johnson & Neuman, L.C.
                             Interco Corporate Tower
                              101 South Hanley Road
                            St. Louis, Missouri 63105


                         CALCULATION OF REGISTRATION FEE

Title of Each                       Proposed         Proposed
Class of                            Maximum          Maximum
Securities        Amount            Offering         Aggregate      Amount of
To Be             To Be             Price            Offering       Registration
Registered        Registered(1)     Per Share(2)     Price          Fee

Common Stock      1,500,000         $0.375           $562,500       $177.00
$.01 par

(1)  Represents maximum number of shares  available for issuance under the Plan.

(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act of 1933, and is based upon the average of the bid and asked price per share of the Registrant's Common Stock as reported on the Nasdaq OTC Bulletin Board on April 14, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Registrant's annual report filed on Form 10-KSB for the fiscal year ended June 30, 1997 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Registrant's quarterly reports filed on Form 10-QSB for the three month period ended September 30, 1997 and the six-month period ended December 31, 1997 pursuant to Section 13 or 15(d) of the Exchange Act; and

     (c) The description of the Registrant's common stock which is contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel

     None.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware permits indemnification by a corporation of certain officers, directors, employees and agents. Consistent therewith, Article VIII of the Company's Bylaws requires that the Company indemnify all persons whom it may indemnify pursuant thereto to the fullest extent permitted by Section 145. Article VIII also provides that expenses incurred by an officer or director of the Company or any of its direct or indirect wholly-owned subsidiaries, in defending a civil or criminal action, suit or proceeding, will be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of undertaking by or on behalf of such officer, director, employee or agent or repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     In addition, Article 6 of the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable for monetary damages to the Company or its stockholders for a breach of fiduciary duty as a director, except for liability as a result of (i) a breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) an act related to the unlawful stock repurchase or payment of a dividend under Section 174 of Delaware General Corporation Law; and
(iv) transactions from which the director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed

     Not Applicable.

Item 8.  Exhibits

     See Exhibit Index.

Item 9.  Undertakings

     (a) The undersigned Registrant hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

        (i)  Include  any  prospectus   required  by  Section  10(a)(3)  of  the
     Securities Act of 1933, as amended;

        (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

        (iii) Include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Securities Exchange Act of 1934, as amended.

     (2) For determining liability under the Securities Act of 1933, as amended, treat each post-effective amendment a new registration statement the securities offered, and the offering of the securities at that time, to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, on April 21, 1998.


                                     POWERTRADER, INC.



                                     By:  /s/ Michael C. Withrow
                                         Michael C. Withrow, Chairman and
                                         Chief Executive Officer


                                POWER OF ATTORNEY


        We, the undersigned officers and directors of PowerTrader, Inc., hereby constitute and appoint David C. Furlonger the true and lawful attorney and agent of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, to have the power to act and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorney and agent to any and all such amendments and instruments.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Name                   Title                                 Date
        ----                   -----                                 ----

/s/ Michael C. Withrow
----------------------         Chairman, Chief Executive          April 21, 1998
Michael C. Withrow             Officer and Director

/s/ David C. Furlonger
----------------------         Chief Financial Officer,           April 21, 1998
David C. Furlonger             Secretary and Director

/s/ George McCord
----------------------         Director                           April 21, 1998
George McCord

                                    FORM S-8

                                POWERTRADER, INC.

                                  EXHIBIT INDEX

Exhibit
Number                       Description                                   Page
-------                      ------------                                  ----

  4.1       Amended and Restated PowerTrader, Inc. 1996 Stock
            Option Plan (filed herewith)

  5.1       Opinion of Gallop, Johnson & Neuman, L.C.
            (filed herewith)

 23.1       Consent of BDO Dunwoody, Chartered Accountants
            (filed herewith)

 23.2       Consent of Gallop, Johnson & Neuman, L.C.
            (included in Exhibit 5.1)

 24.1 Power of Attorney (included on signature page of the registration statement)